Exhibit 99.1
MEDIAALPHA ANNOUNCES SECOND QUARTER 2024
FINANCIAL RESULTS
•Revenue of $178 million, up 110% year over year
•Transaction Value of $322 million, up 156% year over year
•Transaction Value from Property & Casualty up 320% year over year to $255 million
•Transaction Value from Health up 9% year over year to $55 million
Los Angeles, CA (July 31, 2024) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the second quarter ended June 30, 2024.
“We had an outstanding second quarter, underscoring the strength of our business model and solid execution. Our quarterly performance was the strongest in our history, with Transaction Value and Adjusted EBITDA reaching record levels,” said MediaAlpha co-founder and CEO Steve Yi. “Looking ahead, we expect continued strong growth and market share gains as the recovery in our Property and Casualty insurance vertical builds momentum.”
Second Quarter 2024 Financial Results
•Revenue of $178.3 million, an increase of 110% year over year;
•Transaction Value of $321.8 million, an increase of 156% year over year;
•Gross margin of 17.8%, compared with 16.2% in the second quarter of 2023;
•Contribution Margin(1) of 18.9%, compared with 19.5% in the second quarter of 2023;
•Net income was $4.4 million, compared with a net loss of $(20.0) million in the second quarter of 2023; and
•Adjusted EBITDA(1) was $18.7 million, compared with $3.6 million in the second quarter of 2023.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for the third quarter of 2024 reflects a continuation of the recent trends in customer acquisition spending that we have seen in our P&C vertical. As a result, we expect Transaction Value in our P&C insurance vertical to be 40% to 45% higher than Q2 2024 levels. We expect third quarter Transaction Value in our Health vertical to grow year over year at a rate similar to Q2 2024.

For the third quarter of 2024, MediaAlpha currently expects the following:
•Transaction Value between $415 million - $435 million, representing a 290% year-over-year increase at the midpoint of the guidance range;
•Revenue between $240 million - $255 million, representing a 232% year-over-year increase at the midpoint of the guidance range;
•Adjusted EBITDA between $22.0 million and $24.0 million, representing a 541% year-over-year increase at the midpoint of the guidance range. We are projecting Contribution less Adjusted EBITDA to be flat to slightly up compared with Q2 2024 levels.
With respect to the Company’s projection of Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss) because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income (loss) without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's second quarter 2024 results and its financial outlook for the third quarter of 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation of continued strong growth and market share gains as the recovery in our Property and Casualty insurance vertical builds momentum, and our financial outlook for the third quarter of 2024. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 22, 2024 and the Forms 10-Q filed on May 2, 2024 and to be filed on or about August 1, 2024. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$28,659	$17,271
Accounts receivable, net of allowance for credit losses of $684 and $537, respectively	90,696	53,773
Prepaid expenses and other current assets	3,340	3,529
Total current assets	122,695	74,573
Intangible assets, net	22,797	26,015
Goodwill	47,739	47,739
Other assets	4,994	5,598
Total assets	$198,225	$153,925
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$90,604	$56,279
Accrued expenses	11,808	11,588
Current portion of long-term debt	8,829	11,854
Total current liabilities	111,241	79,721
Long-term debt, net of current portion	158,023	162,445
Other long-term liabilities	6,931	6,184
Total liabilities	$276,195	$248,350
Commitments and contingencies
Stockholders' (deficit)
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 54.7 million and 47.4 million shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	547	474
Class B common stock, $0.01 par value - 100 million shares authorized; 11.6 million and 18.1 million shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	116	181
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	494,995	511,613
Accumulated deficit	(520,055)	(522,562)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(24,397)	$(10,294)
Non-controlling interest	(53,573)	(84,131)
Total stockholders' (deficit)	$(77,970)	$(94,425)
Total liabilities and stockholders' deficit	$198,225	$153,925

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$178,274	$84,772	$304,923	$196,402
Costs and operating expenses
Cost of revenue	146,589	71,006	249,558	164,268
Sales and marketing	6,316	6,707	12,112	13,701
Product development	5,052	5,061	9,415	10,229
General and administrative	13,824	18,070	24,973	33,825
Total costs and operating expenses	171,781	100,844	296,058	222,023
Income (loss) from operations	6,493	(16,072)	8,865	(25,621)
Other (income) expense, net	(1,808)	(116)	(1,817)	1,265
Interest expense	3,751	3,874	7,596	7,450
Total other expense, net	1,943	3,758	5,779	8,715
Income (loss) before income taxes	4,550	(19,830)	3,086	(34,336)
Income tax expense	130	150	157	228
Net income (loss)	$4,420	$(19,980)	$2,929	$(34,564)
Net income (loss) attributable to non-controlling interest	800	(5,694)	422	(10,012)
Net income (loss) attributable to MediaAlpha, Inc.	$3,620	$(14,286)	$2,507	$(24,552)
Net income (loss) per share of Class A common stock
-Basic	$0.07	$(0.32)	$0.05	$(0.55)
-Diluted	$0.07	$(0.32)	$0.04	$(0.55)
Weighted average shares of Class A common stock outstanding
-Basic	53,367,896	45,160,646	50,971,172	44,518,890
-Diluted	53,367,896	45,160,646	65,868,384	44,518,890

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$2,929	$(34,564)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity-based compensation expense	17,855	29,489
Non-cash lease expense	395	337
Depreciation expense on property and equipment	126	188
Amortization of intangible assets	3,218	3,458
Amortization of deferred debt issuance costs	380	398
Impairment of cost method investment	—	1,406
Credit losses	147	(250)
Tax receivable agreement liability adjustments	—	6
Changes in operating assets and liabilities:
Accounts receivable	(37,070)	27,659
Prepaid expenses and other current assets	159	2,364
Other assets	249	250
Accounts payable	34,325	(16,177)
Accrued expenses	574	1,777
Net cash provided by operating activities	$23,287	$16,341
Cash flows from investing activities
Purchases of property and equipment	(164)	(47)
Net cash (used in) investing activities	$(164)	$(47)
Cash flows from financing activities
Payments made for / proceeds received from:
Repayments on long-term debt	(7,797)	(4,750)
Contributions from QLH’s members	756	—
Distributions	(1,017)	(1,296)
Payments pursuant to tax receivable agreement	—	(2,822)
Shares withheld for taxes on vesting of restricted stock units	(3,677)	(1,939)
Net cash (used in) financing activities	$(11,735)	$(10,807)
Net increase in cash and cash equivalents	11,388	5,487
Cash and cash equivalents, beginning of period	17,271	14,542
Cash and cash equivalents, end of period	$28,659	$20,029

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is an operating metric not presented in accordance with GAAP, and is a driver of revenue based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Open Marketplace transactions	$171,504	$82,856	$293,933	$190,515
Percentage of total Transaction Value	53.3%	65.8%	54.3%	59.7%
Private Marketplace transactions	150,306	43,055	246,983	128,561
Percentage of total Transaction Value	46.7%	34.2%	45.7%	40.3%
Total Transaction Value	$321,810	$125,911	$540,916	$319,076

The following table presents Transaction Value by vertical for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Property & Casualty insurance	$254,576	$60,666	$390,070	$178,590
Percentage of total Transaction Value	79.1%	48.2%	72.1%	56.0%
Health insurance	55,278	50,828	124,365	110,240
Percentage of total Transaction Value	17.2%	40.4%	23.0%	34.5%
Life insurance	7,886	8,359	18,123	18,476
Percentage of total Transaction Value	2.5%	6.6%	3.4%	5.8%
Other(1)	4,070	6,058	8,358	11,770
Percentage of total Transaction Value	1.2%	4.8%	1.5%	3.7%
Total Transaction Value	$321,810	$125,911	$540,916	$319,076
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Revenue	$178,274	$84,772	$304,923	$196,402
Less cost of revenue	(146,589)	(71,006)	(249,558)	(164,268)
Gross profit	31,685	13,766	55,365	32,134
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	392	981	2,249	1,947
Salaries, wages, and related	659	907	1,567	1,954
Internet and hosting	126	130	257	280
Other expenses	166	162	369	334
Depreciation	5	10	10	21
Other services	631	566	1,459	1,281
Merchant-related fees	78	7	142	3
Contribution	33,742	16,529	61,418	37,954
Gross margin	17.8%	16.2%	18.2%	16.4%
Contribution Margin	18.9%	19.5%	20.1%	19.3%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$4,420	$(19,980)	$2,929	$(34,564)
Equity-based compensation expense	9,221	15,148	17,855	29,489
Interest expense	3,751	3,874	7,596	7,450
Income tax expense	130	150	157	228
Depreciation expense on property and equipment	65	92	126	188
Amortization of intangible assets	1,609	1,729	3,218	3,458
Transaction expenses(1)	559	254	1,217	548
Impairment of cost method investment	—	—	—	1,406
Contract settlement(2)	(1,725)	—	(1,725)	—
Changes in TRA related liability	—	—	—	6
Changes in Tax Indemnification Receivable	(1)	(14)	(2)	(28)
Settlement of federal and state income tax refunds	—	—	—	3
Legal expenses(3)	711	1,106	1,788	1,439
Reduction in force costs (4)	—	1,233	—	1,233
Adjusted EBITDA	$18,740	$3,592	$33,159	$10,856
(1)Transaction expenses consist of $0.6 million and $1.2 million of legal and accounting fees incurred by us for the three and six months ended June 30, 2024, respectively, in connection with resale registration statements filed with the SEC. For the three and six months ended June 30, 2023, transaction expenses consist of $0.3 million and $0.5 million of expenses, respectively, in connection with the amendment to the 2021 Credit Facilities, the tender offer filed by the Company's largest shareholder in May 2023, and a resale registration statement filed with the SEC.
(2)Contract settlement consists of $1.7 million of income for the three and six months ended June 30, 2024 recorded in connection with a one-time contract termination fee receivable from one of our partners in the Health vertical that ceased operations during the three months ended June 30, 2024.
(3)Legal expenses of $0.7 million and $1.8 million for the three and six months ended June 30, 2024, respectively, and $1.1 million and $1.4 million for the three and six months ended June 30, 2023, respectively, consist of legal fees incurred in connection with the civil investigative demand received from the Federal Trade Commission in February 2023.
(4)Reduction in force costs for the three and six months ended June 30, 2023 consist of $1.2 million of severance benefits provided to the terminated employees in connection with the RIF Plan. Additionally, equity-based compensation expense includes $0.3 million of charges related to the RIF Plan for the three and six months ended June 30, 2023.